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                                                                EXHIBIT 10.11(a)



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                            ASSET PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 28, 1996

                                 BY AND BETWEEN

                   DIGITAL TELEVISION SERVICES OF KENTUCKY, LP

                                       AND

                 DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP




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                                LIST OF SCHEDULES


Schedule 1.1               Escrow Agreement
Schedule 1.2               Fixed Assets (Disclosure Schedules)
Schedule 1.3               Locations (Disclosure Schedules)
Schedule 1.4               NRTC/Member Agreement (Disclosure Schedules)
Schedule 1.5               NRTC/Retail Agreement (Disclosure Schedules)
Schedule 1.6               Other Assumed Agreements (Disclosure Schedules)
Schedule 2.1(a)            Assignment and Assumption Agreement
Schedule 2.1(b)            Bill of Sale
Schedule 4.5               Allocation of Purchase Price
Schedule 5.2(b)            Consent of Seller (Disclosure Schedules)
Schedule 5.3(a)            Liens (Disclosure Schedules)
Schedule 5.4               Fixed Assets Needing Repairs (Disclosure Schedules)
Schedule 5.5(e)            Suspended DBS Services (Disclosure Schedules)
Schedule 5.5(f)            Customers and Suppliers (Disclosure Schedules)
Schedule 5.9               Changes or Events (Disclosure Schedules)
Schedule 5.10              Licenses and Permits (Disclosure Schedules)
Schedule 6.2(b)            Consent of Purchaser (Disclosure Schedules)
Schedule 8.7               Noncompetition Agreement



        [Schedules have been omitted and will be furnished upon request]

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                            ASSET PURCHASE AGREEMENT




         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 28th day of October, 1996, by and between Digital Television Services of Kentucky, LP, a Georgia limited partnership ("Purchaser"), and Direct Programming Services Limited Partnership, a Kentucky limited partnership ("Seller").

                                    RECITALS

         1. Seller owns and operates the National Rural Telecommunications Cooperative's System No. 1013 (the "System") for the exclusive distribution in certain areas in the State of Kentucky (the "Locations") of DBS Services offered by DirecTv (the "Business").

         2. Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser all of Seller's rights under the NRTC/Member Agreement and the NRTC/Retail Agreement relating to the Locations, any residual rights of Seller as a member or affiliate of the NRTC to distribute DBS Services in the Locations after the termination of the NRTC Agreements and certain of the assets used in the Business, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement, and the following definitions are equally applicable to both the singular and plural forms of the terms defined:

         "Accounts Payable" shall mean all accounts payable of Seller to the NRTC as of the Closing Date relating to the Business; including, without limitation, accounts payable to the NRTC with respect to wholesale bills, equipment and other services.

         "Accounts Receivable" shall mean all of the accounts receivable of Seller as of the Closing Date for all Customers, as determined in accordance with GAAP except as modified hereby.

         "Additional Deposit" shall mean the Ten Million Dollars ($10,000,000) which may be deposited by Purchaser with the Escrow Agent in addition to the Binder and the Signing Deposit.

         "Binder" shall mean the Two Hundred Fifty Thousand Dollars ($250,000) Purchaser deposited with Seller on October 1, 1996 as a good faith binder to proceed with the transactions contemplated by this Agreement.



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         "Cable Programming" shall have the meaning ascribed to such term in the
NRTC/Member Agreement.

         "Cash" shall mean all cash in Seller's bank accounts at Huntington Bank as of the Closing Date.

         "Closing" shall mean the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement and shall be held at 10:00 a.m. at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 100 North Tryon Street, Suite 3350, Charlotte, North Carolina, 28202 (i) at Purchaser's election, on (a) the last business day of the month in which all of the conditions precedent set forth in Articles VIII and IX herein have been satisfied or waived, or (b) the calendar day of such month on which NRTC's accounting period closes, or (c) at any time on or after November 29, 1996 but prior to January 4, 1997 if Purchaser has delivered to the Escrow Agent the Additional Deposit as contemplated by Section 4.2 below or (ii) such other date or at such other time or place (including via mail, overnight courier or facsimile transmission) as the parties may mutually agree upon in writing. The Closing shall be as effective as of the close of business on the Closing Date.

         "Closing Date" shall mean the date on which the Closing actually occurs.

         "Commercial Establishment" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Committed Member Residence" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Coop Residuals" shall mean all amounts due (whether now or in the future) the parties listed in Items 33 through 38 (inclusive) of Schedule 1.6 of the Disclosure Schedules and all other cooperative associations located in Kentucky from Seller as a result of the activation of Subscribers prior to December 31, 1996.

         "Current Assets" shall mean Cash, Accounts Receivable, Inventory (if purchased pursuant to Section 4.4(b) hereof) and Prepaid Expenses of Seller, which will be acquired by Purchaser at Closing.

         "Current Liabilities" shall mean Accounts Payables and Unearned Revenue of Seller which will be assumed by Purchaser at Closing.

         "Customers" shall mean those Persons, including Subscribers, which have purchased telecommunications services, or entered into a binding agreement to purchase telecommunications and related services, from Seller at any time during the five (5) year period immediately preceding the Closing Date.

         "DBS Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "DirecTv" shall mean DirecTv, Inc., a California corporation, the successor in interest and rights holder to HCG.


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         "Disclosure Schedules" shall mean the disclosure schedules delivered by
Seller to Purchaser pursuant to the terms of this Agreement.

         "Escrow Agent" shall mean Union Bank of California, N.A., a national banking association with offices in San Francisco, California.

         "Escrow Agreement" shall mean the Escrow Agreement dated as of the date hereof among the Escrow Agent, Purchaser and Seller which Escrow Agreement shall be substantially in the form attached hereto as Schedule 1.1.

         "Fixed Assets" shall mean the equipment and other tangible assets, including, without limitation, any MTE terminals and demonstration units owned by Seller and used or useable in connection with the Business, which equipment and tangible assets are listed on Schedule 1.2 of the Disclosure Schedules.

         "Franchise" shall mean any residual rights of Seller, if any, as a member or affiliate of the NRTC to distribute DBS Services in the Locations after the termination of the NRTC Agreements.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "HCG" shall mean Hughes Communications Galaxy, Inc.

         "HCG Agreement" shall mean the agreement and all amendments which the NRTC has entered into with HCG in which the NRTC has obtained the rights to distribute through its members and affiliates certain DBS Services to rural America.

         "Inventory" shall mean any DSS(TM) subscriber equipment of Seller held for resale which Purchaser notifies Seller pursuant to Section 4.4(b) hereof it desires to purchase pursuant to this Agreement, which Inventory shall be valued at each item's original cost.

         "Lien" shall mean with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, escrow, right of first refusal, indenture, easement, license or other adverse claim or restriction of any kind in respect of such property or asset. For purposes of this Agreement, any restriction or limitation with respect to a security or other ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such security or ownership interest) shall constitute a "Lien" thereon. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale relating to such property or asset.

         "Locations" shall mean the counties and certain other areas in the State of Kentucky set forth on Schedule 1.3 of the Disclosure Schedules in which Seller has the exclusive right to distribute DBS Services pursuant to the NRTC Agreements.

         "Non-Select Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.



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         "NRTC" shall mean the National Rural Telecommunications Cooperative, a
District of Columbia corporation.

         "NRTC Agreements" shall mean the NRTC/Member Agreement, the NRTC/Retail Agreement and any Other Assumed Agreements.

         "NRTC/Member Agreement" shall mean the NRTC/Member Agreement for Marketing and Distribution of DBS Services dated December 18, 1992 by and between the NRTC and Seller, as amended by that certain Amendment as of March 24, 1994 and as may be further amended from time to time, together with all schedules and exhibits thereto, a copy of which is attached as Schedule 1.4 of the Disclosure Schedules.

         "NRTC/Retail Agreement" shall mean the NRTC/Member DBS Product Retail Agreement dated October 8, 1993 by and between the NRTC and Seller, as amended from time to time, together with all schedules and exhibits thereto, a copy of which is attached as Schedule 1.5 of the Disclosure Schedules.

         "Other Assumed Agreements" shall mean the contracts and agreements, if any, set forth on Schedule 1.6 of the Disclosure Schedules, including any contracts and agreements with DirecTv, copies of which are attached to such Schedule.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, joint venture or other entity or organization including a government, political subdivision or agency or instrumentality thereof.

         "Prepaid Expenses" shall mean (i) all amounts not in excess of Seventy Thousand Dollars ($70,000) which were paid by Seller to Subscribers during the period from September 1, 1996 through the Closing Date in connection with DirecTv's "$200 Cash Back" promotional offer, (ii) all amounts not in excess of Thirty-Nine Thousand Dollars ($39,000) incurred by Seller in connection with the equipment promotion to be held in three (3) Kentucky counties on November 2, 1996, (iii) all amounts not in excess of Twenty-Five Thousand Dollars ($25,000) incurred by Seller after the date hereof in connection with newspaper and print advertising featuring Rick Pitino, and (iv) all prepaid property taxes, prepaid supplies, advances, deposits, deferred charges and other prepaid expenses (other than prepaid insurance) shown on Seller's books and records as of the Closing Date relating to the Business which Prepaid Expenses can be credited to Purchaser's account after the Closing Date, as determined in accordance with GAAP.

         "Programming" shall mean Cable Programming and any programming provided DirecTv pursuant to the NRTC Agreements.

         "Purchase Price" shall mean the amount set forth in Section 4.1 herein.

         "Purchased Assets" shall mean only the (i) NRTC Agreements, (ii) Franchise, (iii) Current Assets, (iv) relationships, contracts and accounts with Customers, (v) Fixed Assets, (vi) Records, (vii) telephone numbers used in the Business and (viii) all other assets of Seller, whether tangible or intangible, used in connection with the Business.




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         "RCA Residuals" shall mean all amounts due (whether now or in the future) the parties listed in Items 39 through 62 (inclusive), 65, 66, 68 and 70 of Schedule 1.6 of the Disclosure Schedules as a result of the activation of Subscribers prior to the Closing Date.

         "Records" shall mean all files, books and records relating to the provisions of DBS Services by Seller in the Locations, including, without limitation, copies of Customer and prospective customer lists, computer programs, tapes and electronic data processing software, accounting journals and ledgers, accounts receivable records, and all NRTC reports, correspondence and other documents relating to the NRTC Agreements and Other Assumed Agreements and compliance therewith.

         "Signing Deposit" shall mean One Million Two Hundred Fifty Thousand Dollars ($1,250,000) to be deposited by Purchaser with the Escrow Agent on the date hereof.

         "Subscriber" as of any date shall mean a Customer who, at a minimum,
(i)(a) is an active subscriber subscribing to a package of basic services, or
(b) a subscriber subscribing to a package of basic services that has not been inactive or disconnected two or more times for more than ten (10) consecutive days during the immediately preceding twelve (12) month period, (ii) is not an employee or agent of the service provider or charged a fee that is nominal (e.g., demonstration unit) or substantially below the service provider's published rates, and (iii) has not given notice of intent to discontinue service.

         "Survival Termination Date" shall mean fifteen (15) months after the Closing Date.

         "Termination Date" shall mean November 29, 1996; provided, however, that such date shall be extended until January 3, 1997 if Purchaser has delivered to the Escrow Agent the Additional Deposit as contemplated by Section
4.2 below.

         "Unearned Revenue" shall mean all unearned revenue, advance payments and deposits associated with Customer credit balances of Seller as of the Closing Date, as determined in accordance with GAAP.

                                   ARTICLE II

                         SALE AND PURCHASE OF THE ASSETS

         2.1. SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign and convey the Purchased Assets to Purchaser, and Purchaser shall purchase, acquire and accept from Seller all of Seller's right, title and interest in and to the Purchased Assets, free and clear of any and all Liens, on the Closing Date for the consideration set forth in this Agreement. The sale, transfer, assignment and conveyance of the Purchased Assets shall be made by the execution and delivery at Closing of
(i) an Assignment and Assumption Agreement substantially in the form attached hereto as Schedule 2.1(a) (the "Assignment"), and (ii) a bill of sale substantially in the form attached hereto as Schedule 2.1(b) (the "Bill of Sale"), and (iii) such other recordable instruments of assignment, transfer and conveyance as Purchaser shall reasonably request.



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                                   ARTICLE III

                  ASSUMPTION OF LIABILITIES/EXPRESS EXCLUSIONS

         3.1. LIABILITIES OF SELLER. As of the Closing Date, Purchaser shall assume and agree to pay, perform and otherwise discharge all obligations of Seller with respect to the following:

                  (a) the NRTC Agreements (other than the Coop Residuals) to the extent the obligations therein arise out of the provision of DBS Services to Customers and accrue on or after the Closing Date;

                  (b)      the RCA Residuals; and

                  (c)      all Current Liabilities as of the Closing Date.

                  Anything in this Agreement to the contrary notwithstanding, except for the liabilities specifically set forth in this Section 3.1, Purchaser shall not assume or be deemed to have assumed under this Agreement, by reason of the transactions contemplated by this Agreement, or otherwise, any other trade or other accounts payable, accrued expenses, debts, liabilities (including the Coop Residuals), obligations or commitments of Seller of any nature whatsoever, known or unknown, and the execution, delivery and performance of this Agreement shall not render Purchaser liable for any such debt, liability, obligation or commitment.

         By way of example and not as an exhaustive list, the following liabilities and obligations of Seller are expressly not assumed by Purchaser, pursuant to this Agreement or otherwise:

                  A. any liabilities or obligations of Seller under or with respect to any employment agreement or any pension, profit-sharing, retirement, disability or other benefit plan entered into or established by Seller with or for the benefit of any employee of Seller; and

                  B. any liabilities or obligations of any kind arising out of incidents, occurrences, actions or failures to act by or pertaining to Seller, which occurred prior to the Closing Date, including, without limitation, liabilities or obligations arising from (i) the distribution, sale or provision of any services of Seller, or (ii) any failure or alleged failure to comply with any federal, state or local law, rule or regulation applicable to Seller or the Business.

Purchaser agrees to promptly notify Seller of any claims which Purchaser obtains knowledge of which arise out of or result from liabilities of Seller not assumed by Purchaser pursuant to this Agreement.

                                   ARTICLE IV

                    PURCHASE PRICE; PAYMENT OF PURCHASE PRICE

         4.1. PURCHASE PRICE. The purchase price for the Purchased Assets (the "Purchase Price") shall be Thirty Million Dollars ($30,000,000), subject to adjustment as provided in Section 4.4 herein.


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         4.2. ESCROW DEPOSIT. Contemporaneously with the execution of this
Agreement, Purchaser has delivered to the Escrow Agent the Signing Deposit and Seller has delivered to the Escrow Agent the Binder (collectively, the "Escrow Deposit") to be held by the Escrow Agent pursuant to the Escrow Agreement. In the event Purchaser desires to extend the Closing Date, on or before November 29, 1996 Purchaser shall deliver to the Escrow Agent the Additional Deposit to be held by the Escrow Agent pursuant to the Escrow Agreement, in which event the term "Escrow Deposit" shall include, collectively, the Signing Deposit, the Binder and the Additional Deposit.

         4.3. PAYMENT OF PURCHASE PRICE. On the Closing Date, Purchaser shall pay the Purchase Price to Seller as follows:

                  (a) The Escrow Deposit by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designated in writing by Seller at least three (3) business days prior to the Closing Date.

                  (b) The balance of the Purchase Price, subject to adjustment as provided for in Section 4.4 herein, by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designated in writing by Seller (together with the Escrow Deposit, the "Closing Payment").

         4.4. ADJUSTMENT TO PURCHASE PRICE.

                  (a) The Closing Payment shall be increased by the parties' good faith estimate of the Current Assets of Seller and decreased by the parties' good faith estimate of the Current Liabilities of Seller as of the Closing Date (the "Closing Adjustment"), which adjustment shall be subject to final adjustment as provided for in paragraph (c) below.

                  (b) No later than thirty (30) days after the Closing Date, or within three (3) days after receipt of the necessary accounting data from the NRTC Central Billing System, whichever is later, Seller shall make and deliver to Purchaser a balance sheet reflecting the Current Assets and Current Liabilities of Seller as of the Closing Date (the "Closing Date Balance Sheet"), prepared on a basis consistent with GAAP. For purposes of the Closing Adjustment and the Final Closing Adjustment (as hereinafter defined), the amount of Accounts Receivable of Seller to be included in the Closing Date Balance Sheet shall include only Accounts Receivable of Subscribers whose accounts are not more than ninety (90) days past due, less an amount equal to ten percent (10%) of such Accounts Receivable as a reserve for Accounts Receivable which are not collectible. In addition, the Closing Date Balance Sheet and the Final Closing Adjustment shall not include as a Current Asset any DSS(TM) subscriber equipment leased by Seller to any of its Customers. Purchaser may, by providing Seller with written notice at least five (5) days prior to the Closing, elect to purchase all, or certain of, the DSS(TM) subscriber equipment owned by Seller on the Closing Date. Any such equipment which is purchased by Purchaser shall be included as Inventory in the Closing Date Balance Sheet. Seller shall make available to Purchaser its Records so Purchaser may verify the original cost of the Inventory. Except as set forth in this Section 4.4(b), no other assets or liabilities shall be included in the Closing Date Balance Sheet. Seller shall make available to Purchaser such documentation, back-up, invoices, and books and records of Seller as Purchaser may reasonably request.


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                  (c) Seller and Purchaser shall negotiate in good faith to
reconcile any discrepancies which may arise in connection with the determination of the Closing Date Balance Sheet. If Seller and Purchaser are unable to reconcile such discrepancies, Purchaser shall have fifteen (15) days from presentment of the Closing Date Balance Sheet by Seller to notify Seller if Purchaser wishes to have Seller's determination examined. If Purchaser elects to have Seller's determination examined, it shall be submitted to the determination in Charlotte, North Carolina, by the Certified Public Accounting firm of Coopers & Lybrand LLP (or any other independent Certified Public Accounting firm mutually acceptable to Seller and Purchaser), the cost of such examination to be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. The determination by Seller shall be final and binding on the parties unless Purchaser elects to have an examination as provided herein, in which case the results of the examination shall be made within thirty (30) days of such referral, and shall be final and binding on the parties (the "Final Closing Adjustment").

                  (d) To the extent the Final Closing Adjustment is less than the Closing Adjustment, Seller shall pay the difference in cash to Purchaser within five (5) days after the final determination. In the event the Final Closing Adjustment is greater than the Closing Adjustment, Purchaser shall pay such excess in cash to Seller within five (5) days after the final determination. If, following any payment pursuant to this Section 4.4(d), an error (in billing or reporting by NRTC or otherwise) is thereafter discovered which would have affected the Final Closing Adjustment, the party in whose favor the error was made shall immediately pay in cash the amount of such error to the other party.

         4.5. ALLOCATION OF PURCHASE PRICE. The parties have agreed, after arms-length negotiations, to allocate the Purchase Price among the Purchased Assets on the basis set forth on Schedule 4.5 to be delivered at the Closing, and the parties shall make all federal, state and local tax filings consistent therewith.

                                    ARTICLE V

                     SELLER'S REPRESENTATIONS AND WARRANTIES

         To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as follows:

         5.1. ORGANIZATION. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Kentucky, with all requisite power and authority to own and operate the Business as it is now conducted and to own the Purchased Assets in the places where the Business is now conducted and where the Purchased Assets are now owned or operated.

         5.2. AUTHORITY.

                  (a) Seller has full power and authority to execute, deliver and perform this Agreement and all agreements and transactions contemplated hereby. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly authorized by Seller and, except for the consent of the NRTC, DirecTv and the other Persons set forth on Schedule 5.2(b) of the Disclosure Schedules, no other action or proceeding on the


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part of any other party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and each of the other agreements to be executed by Seller pursuant to the terms hereof will constitute upon execution and delivery, a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

                  (b) Except for the NRTC, DirecTv and the other Persons set forth on Schedule 5.2(b) of the Disclosure Schedules, the execution, delivery and performance of this Agreement or any document related hereto by Seller and the consummation by Seller of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgement, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in termination of, accelerate the performance required by, result in a breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Seller is a party or by which Seller or any of the Purchased Assets may be bound or affected; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; (iv) conflict with or violate any provision of Seller's certificate of limited partnership; or (v) result in the creation of a Lien upon any of the Purchased Assets howsoever arising.

         5.3. TITLE TO THE PURCHASED ASSETS.

                  (a) Seller has good and marketable title to all of the Purchased Assets, free and clear of all Liens except those Liens disclosed on
Schedule 5.3(a) of the Disclosure Schedules.

                  (b) Immediately following the Closing, Purchaser shall have sufficient title in and to the Purchased Assets to operate and conduct the Business in the same fashion as Seller was conducting the Business in the ordinary course prior to the Closing Date.

         5.4. CONDITION OF FIXED ASSETS. All of the Fixed Assets set forth on
Schedule 1.2 are in good operating condition, in a state of good maintenance and repair, and are adequate and suitable for the purposes which are presently being used. All appropriate repair and maintenance of the Fixed Assets has been performed on a current basis and in accordance with generally accepted industry standards. Except as set forth on Schedule 5.4 attached hereto, none of the Fixed Assets are in need of any repairs which are outside the ordinary course of maintenance and repairs routinely performed by Seller in the past, and no currently needed repairs are reasonably likely to cost, either singularly or in the aggregate with respect to all Fixed Assets, in excess of Five Thousand Dollars ($5,000).

         5.5. NRTC MEMBERSHIP; DBS DISTRIBUTION RIGHTS.

                  (a) Schedules 1.4, 1.5 and 1.6 of the Disclosure Schedules are true and complete copies of each of the NRTC/Member Agreement, the NRTC/Retail Agreement, and the Other Assumed Agreements, if any, respectively, together with all amendments, schedules and exhibits thereto. The NRTC/Member Agreement grants Seller the exclusive right to distribute DBS Services in the Locations, except as set forth in the NRTC/Member Agreement.



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



                  (b) To the best of its knowledge, Seller has paid all sums to NRTC or DirecTv, as appropriate, required under the NRTC/Member Agreement such that Seller is entitled to the marketing and sales revenues as provided therein.

                  (c) Seller is in full compliance in all material respects with any and all membership, affiliation, licensing or other requirements or arrangements as may have been established by NRTC or DirecTv pursuant to the NRTC Agreements, or otherwise.

                  (d) Seller is not in breach of the NRTC Agreements, nor has Seller failed to perform any material obligation under the NRTC Agreements. Seller has not received notice of any such breach or non-performance at any time of such NRTC Agreements. To the best of Seller's knowledge, no other party to any of the NRTC Agreements is in default thereunder or has failed to perform any material obligation thereunder.

                  (e) Except as disclosed on Schedule 5.5(e) of the Disclosure Schedules, none of the DBS Services distributed by Seller have been suspended at any time since inception.

                  (f) Schedule 5.5(f) of the Disclosure Schedules (as supplemented by applicable NRTC reports) sets forth a complete list of names and addresses of all Customers of Seller, identified as Committed Member Residence and Commercial Establishment for the five (5) year period immediately preceding the date hereof. Schedule 5.5(f) includes the number of months such Customer has been a Customer and whether such Customer's account is past due. Schedule 5.5(f) will be updated not more than three (3) days prior to the Closing Date. Seller has obtained and maintained information from each of its Customers regarding the location of each Customer's descrambler.

         5.6. INVENTORY. The Inventory shall be usable in the ordinary course of business and shall comply in all respects with industry standards of quality and marketability. The Inventory will not, as of the Closing Date, include any items below standard quality, obsolete or sub-prime. The Inventory shall consist solely of undamaged, original units in original, sealed cartons, located at Seller's principal place of business. Seller owns all of the Inventory free and clear of any and all Liens and has full power and authority to transfer the Inventory to Purchaser.

         5.7. ACCOUNTS RECEIVABLE. The Accounts Receivable represent arms' length transactions with Customers made in the ordinary course of business and none of the Accounts Receivable are subject to any counterclaim or setoff.

         5.8. PREPAID EXPENSES. Each of the Prepaid Expenses is reasonable in amount, was incurred and paid in the ordinary course of business and can be utilized in the Business after the Closing Date.

         5.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 5.9 of the Disclosure Schedules and other than changes or events which have affected the DBS industry in general, since December 31, 1995 there has not been:



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                  (a) any change in the position, financial or otherwise,
assets, liabilities, earnings, book value, Business, operations or prospects of Seller which is materially adverse, singularly or in the aggregate;

                  (b) any obligation or liability incurred by Seller (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the Business other than obligations or liabilities incurred in the ordinary course of business and consistent with past practices;

                  (c) any termination or waiver of any rights of Seller of material value to the Business or to Seller;

                  (d) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or the Purchased Assets;

                  (e) the adoption of any statute, rule, regulation or order which adversely affects the Business or the Purchased Assets;

                  (f) any sale, transfer or other disposition of any of the Purchased Assets to any party, except for dispositions of surplus or used equipment or other dispositions in the ordinary course of business; or

                  (g) any agreement to do any of the foregoing.

         5.10. LICENSES AND PERMITS. Schedule 5.10 of the Disclosure Schedules is a list of all federal, state, local and foreign permits, certificates, licenses, approvals and other authorizations necessary in the conduct of the Business. All such licenses and permits of Seller are in full force and effect, and no violations are or have been recorded in respect thereof, and no proceeding is pending or threatened to revoke or limit any thereof. Seller and its conduct of the Business is in compliance with all applicable laws, statutes, ordinances, rules, regulations and order of any federal, foreign, state or local government and any other government department or agency, and in any judgment, decision, decree or order of any court or governmental agency, department or authority.

         5.11. TAX MATTERS.

                  (a) Seller has timely filed all federal, state, local and foreign tax returns and tax reports required to be filed with respect to the Business with the appropriate governmental agency in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are true, correct and complete, and all amounts shown as owing on them have been paid, including all interest, penalties, deficiencies and assessments heretofore levied or assessed against Seller. Seller has duly withheld, collected and timely paid over, or holds for such payment, to the proper governmental authorities all taxes required to be withheld or collected by it. There is no agreement for extension of time of assessment or payment of any taxes of Seller. No waiver of any statute of limitations has been executed by Seller for any tax year which remains open or unsettled. To the best knowledge, information and belief of Seller, there is no examination or audit pending by the Internal Revenue Service or by any state or local taxing authority with respect to the tax matters of Seller. There is no liability for taxes or any tax deficiency or the existence of any basis from which liability for taxes or tax deficiency, including interest and penalties, might be asserted against Seller for any period in excess of the applicable reserve for taxes, if any, and Seller has no knowledge of any such liability or deficiency or the existence of any basis therefor.

                  (b) All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), if any, payable by Seller or relating to or chargeable against the Purchased Assets or chargeable against Seller's revenue or income have been fully paid or are not past due and are fully disclosed and accrued on the books and records of Seller and the proper amount of reserves exist for the payment thereof.

         5.12. DISCLOSURES. No representation or warranty made by Seller in this Agreement, and no statement made in the Disclosure Schedules, any Schedule, exhibit, certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

         5.13. LITIGATION. There are not actions, suits, proceedings, orders, investigations or claims pending or, to the best of Seller's knowledge, any threats against or affecting Seller, the Purchased Assets or its Business, at law or in equity, before any court, arbitration panel, tribunal or governmental department, commission, board, bureau, agency or instrumentality.

                                   ARTICLE VI

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller as follows:

         6.1. ORGANIZATION. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite power to own and operate its business as it is now conducted.

         6.2. AUTHORITY.

                  (a) Purchaser has full power and authority to execute, deliver, and perform this Agreement. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly authorized by Purchaser and no other action or proceeding on the part of any other party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and constitutes, and each of the other agreements to be executed pursuant to the terms hereof upon execution and delivery will constitute, a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                  (b) Except for the NRTC, DirecTv and the other Persons set forth on Schedule 6.2(b) attached hereto, the execution, delivery and performance of this Agreement or any other document related hereto by Purchaser and the consummation by Purchaser of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgment, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in the termination of, accelerate the performance required by, result in the breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Purchaser is a party; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; or (iv) violate any provision of Purchaser's certificate of limited partnership or limited partnership agreement.

         6.3. DISCLOSURES. No representation or warranty made by Purchaser in this Agreement, and no statement made in the Disclosure Schedules, any Schedule, exhibit, certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VII

                                    COVENANTS

         7.1. CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. From the date hereof through and until the Closing Date, unless performance of the following obligations is waived by Purchaser (in its sole discretion) in advance and in writing, Seller shall:

                  (a) consult with Purchaser on a regular basis with respect to all decisions which might adversely affect the Business or the Purchased Assets;

                  (b) not modify, amend, alter or terminate any of the NRTC Agreements, or waive any default or breach thereunder;

                  (c) comply in all material respects with the NRTC Agreements, use its best efforts to cure any default or breach thereunder, and promptly notify Purchaser upon receipt of notice of any default or breach thereunder;

                  (d) maintain its Records in accordance with prior practice, maintain the Purchased Assets and the Inventory in their present condition, ordinary wear and tear excepted, consistent with past practice, and otherwise use its best efforts to operate the Business as currently operated and in the ordinary course in accordance with practices during the twelve (12) months preceding the date of this Agreement;

                  (e) not sell, transfer, dispose or permit a Lien, directly or indirectly, on any of the Purchased Assets or Inventory, except for sales or dispositions of Inventory in the ordinary course of business;

                  (f) use its best efforts to preserve intact the current business organizations and relationships with employees, suppliers, advertisers, Customers and other Persons having dealings with Seller relating to the Business;

                  (g) operate the Business in all material respects in accordance with the NRTC Agreements, comply in all material respects with all laws, rules and regulations applicable to it, including the regulations and policies of the NRTC and DirecTv;

                  (h) provide to Purchaser, concurrently with filing, sending or receipt thereof, copies of all reports to and other filings and correspondence with the NRTC and DirecTv;

                  (i) provide to Purchaser, promptly upon receipt thereof by Seller, a copy of (i) any notice of the revocation, suspension or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under, any of the NRTC Agreements, and (ii) copies of all protests, complaints, challenges or other documents submitted to or filed with the NRTC or DirecTv by third parties concerning the Business and, promptly upon the filing or making thereof, copies of Seller's responses thereto; and

                  (j) notify Purchaser in writing immediately upon learning of the institution or threat of any action against Seller in any court, or any action against Seller before any governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Business. Without limiting the generality of the foregoing, Seller shall not take any of the actions (over which Seller can exercise control) listed in
Section 5.9 herein.

         7.2. ACCESS.

                  (a) Prior to the Closing, Purchaser may, through its employees, agents and representatives, make or cause to be made such investigation of Seller, its Records and the Business as Purchaser deems necessary or advisable and shall have full access to the auditors and attorneys of Seller. Seller shall permit Purchaser and its employees, agents and representatives, on reasonable notice, to have access during normal business hours to its premises, personnel and Records. Seller shall, and shall cause its officers, attorneys and accountants to, furnish Purchaser with such financial and operating data and other information as Purchaser from time to time shall reasonably request, including, but not limited to, Seller's balance sheets for the Business as of December 31, 1995 and June 30, 1996. No investigation by Purchaser shall in any way affect or otherwise diminish the representations, warranties and covenants of Seller hereunder; provided, however, that Purchaser shall advise Seller as soon as practicable after it obtains knowledge of any breach or nonperformance of the representations, warranties or covenants of Seller.

                  (b) Purchaser will hold, and will cause its authorized representatives (including its investors and lending institutions) to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or official request or by other requirements of law, all documents and information concerning Seller and the Business furnished to Purchaser in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by Purchaser, (ii) in the public domain through no fault of Purchaser, or (iii) later lawfully acquired by Purchaser from other sources) and will not release or disclose such information to any other Person, except its auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) in connection with this Agreement, it being understood that such Persons shall be informed by such party of the confidential nature of such information and shall be directed by such party and shall have agreed to treat such information as confidential. In the event that the transactions contemplated herein are not consummated for any reason, Purchaser will, upon request by Seller, promptly return to Seller all copies of any Schedules, statements, documents or other written information obtained in connection herewith, without retaining any copies or summaries thereof, and shall maintain such confidence except to the extent such information comes into the public domain through no fault of Purchaser.

         7.3. CONSENT OF NRTC, DIRECTV AND OTHERS. Seller and Purchaser shall join in and deliver the requests for the consent of the NRTC and DirecTv to the transfer of the NRTC Agreements, and such other requests for consent that Purchaser reasonably determines may be necessary or appropriate to consummate the transactions contemplated hereby, and they will each diligently take all steps necessary or desirable to obtain such consents. The failure of either of the parties to timely file or diligently seek the consents, or to cooperate fully with the other party with respect thereto, shall be deemed a material breach of this Agreement.

         7.4. PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. Seller and Purchaser shall mutually agree in advance as to timing, form and content before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any press release or make any public statement prior to reaching mutual agreement, except as may be required by law. In the event that prior to the Closing Date either party is required by law to make a statement with respect to the transactions contemplated herein, such party shall notify the other party in writing as to the timing, form and content of such statements. Seller and Purchaser agree to maintain the confidentiality of this Agreement and the terms hereof and any information exchanged by the parties in connection with the consummation of the transaction contemplated hereby.

         7.5. BEST EFFORTS. Subject to the terms and conditions herein provided, Seller and Purchaser agree to use their best efforts to take, execute, acknowledge and deliver, or cause to be taken, executed, acknowledged and delivered, all actions, deeds, assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and all applicable laws and regulations to consummate, confirm, perfect, evidence and otherwise make effective the transactions contemplated by this Agreement, including actions necessary to obtain all requisite assignments of agreements and contracts, and to fulfill the requirements of Articles VIII and IX hereof on or prior to the Closing Date.

         7.6. EXCLUSIVE DEALING. During the period from the date of this Agreement to the Closing Date, Seller will refrain, and will cause all of its agents and employees to refrain, from taking, directly or indirectly, any action to encourage, initiate, solicit or continue any discussions or negotiations with, or any other offers from, any other Person concerning a merger, sale of substantial stock or any similar transaction concerning Seller which would affect the Business, or the sale of the Purchased Assets or any portion thereof.

         7.7 REPORT 30. As soon as practicable after the Closing Date, Seller shall provide to Purchaser a list of Customers and programs in the form of NRTC's Report 30 (Average Service Retail Report) of the NRTC Central Billing System Reports, dated as of the Closing Date.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Purchaser's obligations to perform this Agreement and consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Purchaser), on or before the Closing Date, of each of the following conditions precedent:

         8.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller contained in this Agreement, and all representations and warranties set forth in the Disclosure Schedules or in any Schedule or exhibit attached hereto, shall have been true, complete and correct when made and as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

         8.2. PERFORMANCE. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Seller on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

         8.3. NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date and except as otherwise permitted by this Agreement, there shall not have occurred any material adverse change in the financial condition, Business, assets, results of operations or prospects of Seller or the Purchased Assets.

         8.4. NO LITIGATION THREATENED. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim, the consummation of which would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         8.5. CONSENTS. All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Seller in connection with the Closing including, without limitation, NRTC and DirecTv consent as provided for in Section 7.3 herein, shall have been duly obtained by Seller and shall be in full force and effect without conditions which are materially adverse to Purchaser.

         8.6. SUBSCRIBERS. On the Closing Date, Seller shall have at least 18,000 Subscribers.

         8.7. SELLER'S CLOSING DELIVERIES. Seller shall have delivered to Purchaser the following at Closing:

                  (a) the Assignment, the Bill of Sale and other instruments of transfer to effectively assign, transfer and convey good and marketable title to the Purchased Assets as Purchaser shall reasonably request, in form and substance reasonably satisfactory to Purchaser;

                  (b) all Records or copies of the Records;

                  (c) a certified copy of Resolutions of the general partner of Seller authorizing the execution, delivery and performance of this Agreement;

                  (d) a certificate of existence of Seller from the Secretary of State of Kentucky;

                  (e) evidence satisfactory to Purchaser that all Liens described on Schedule 5.3(a) herein have been removed or otherwise addressed to Purchaser's satisfaction;

                  (f) a list of the Accounts Receivable from all Customers and a list of the Unearned Revenue, each as of the last billing period ending prior to the Closing Date;

                  (g) a certificate signed by Seller's general partner, dated the Closing Date, to the effect that the conditions set forth in this Article VIII have been satisfied;

                  (h) an opinion of Greenebaum Doll & McDonald PLLC, counsel to Seller, in form and substance reasonably acceptable to Purchaser;

                  (i) a certificate signed by Seller's general partner, dated the Closing Date, regarding the transfer of Seller's account at Huntington Bank; and

                  (j) Noncompetition Agreements with each of William C. Ballard,
R. Gene Smith, Steven B. Bing, and W. Bruce Lunsford, substantially in the form attached hereto as Schedule 8.7.

                  (k) such other documents and instruments as may be reasonably requested and satisfactory to Purchaser and its counsel in connection with Seller's satisfaction of each of its obligations hereunder.

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         Seller's obligation to perform this Agreement and consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller), on or before the Closing Date, of each of the following conditions precedent:

         9.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser contained in this Agreement, and all representations and warranties set forth in the Disclosure Schedules or in any Schedule or exhibit attached hereto, shall have been true, complete and correct when made and as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

         9.2. PERFORMANCE. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Purchaser on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

         9.3. NO LITIGATION THREATENED. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim, the consummation of which would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         9.4. CONSENTS. All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Purchaser in connection with the Closing (including, without limitation, NRTC consent as provided for in Section 7.3 herein) shall have been duly obtained by Purchaser and shall be in full force and effect without conditions which are materially adverse to Seller.

         9.5. PURCHASER'S CLOSING DELIVERIES. Purchaser shall have delivered to Seller the following at Closing:

                  (a) the Closing Payment;

                  (b) a certified copy of Resolutions of the general partner of Purchaser authorizing the execution, delivery and performance of this Agreement;

                  (c) a certificate signed by Purchaser's general partner, dated the Closing Date, to the effect that the conditions set forth in this Article IX have been satisfied;

                  (d) an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Purchaser, in form and substance reasonably acceptable to Seller; and

                  (e) a certificate signed by Purchaser's general partner, dated the Closing Date, regarding the transfer of Seller's account at Huntington Bank.

                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         10.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise specifically provided herein, each and every representation and warranty contained in this Agreement shall expire with, and be terminated and extinguished by the Closing or the termination of this Agreement pursuant to
Section 11.13 hereof, and thereafter, except and to the extent otherwise specifically provided herein, neither Purchaser, Seller or any partner or representative thereof shall be under any liability whatsoever with respect to any such representation and warranty. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements contained herein or in any Schedule, exhibit, certificate, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties.

         10.2. INDEMNIFICATION OF PURCHASER. Subject to the limitations hereinafter set forth, Seller and its representatives, successors, heirs and assigns shall indemnify, reimburse and hold Purchaser and each of its partners, subsidiaries, affiliates, successors, assigns and agents harmless from, against, for and in respect of any and all damages, losses, settlement payments, obligations, liabilities, claims, demands, actions or causes of action, judgments, encumbrances, costs and expenses (including reasonable attorneys' fees) (collectively, the "Indemnifiable Damages") relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Seller contained in or made in connection with this Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of Seller to pay, perform or discharge promptly when due any of its obligations, liabilities and debts except as provided under this Agreement,
(iii) any liability or obligation relating to the operation of the Business prior to the Closing Date which is not specifically assumed by Purchaser pursuant to this Agreement, (iv) any breach or default prior to the Closing Date by Seller under any of the NRTC Agreements, (v) any state or local sales, use, excise, personal property or similar tax liability (including penalties and interest) of Seller, and (vi) any other liabilities, obligations or claims, whether absolute or contingent, known or unknown, matured or unmatured and not expressly assumed by Purchaser hereunder.

         10.3. INDEMNIFICATION OF SELLER. Subject the limitations hereinafter set forth, Purchaser shall indemnify, reimburse and hold Seller and its shareholders, subsidiaries, affiliates, officers and directors harmless from, against, for and in respect of any and all Indemnifiable Damages relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Purchaser contained in or made in connection with this Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of Purchaser to pay, perform or discharge promptly when due (a) its obligations set forth in Section 4.3 herein, or (b) the Current Liabilities,
(iii) the assertion against Seller of any liability or obligation relating to Purchaser's operation of the Business after the Closing Date, and (iv) any breach or default after the Closing Date by Purchaser under the NRTC Agreements.

         10.4. EXPIRATION OF INDEMNIFICATION OBLIGATIONS. The indemnification obligations of Seller under Sections 10.2(i), (ii), (iii), (iv) and (vi) and Purchaser under Section 10.3 above shall expire and terminate on the Survival Termination Date, unless, prior to such termination, the party entitled to indemnification hereunder (the "Indemnified Party") shall have provided written notice to the other party hereto obligated to provide indemnification pursuant to Sections 10.2 or 10.3 herein (the "Indemnifying Party") of an assertion by the Indemnified Party of a right to indemnification under Sections 10.2 or 10.3 (the "Indemnification Claim").

         10.5. THRESHOLD FOR INDEMNIFICATION; CEILING OF INDEMNIFICATION. Seller shall not have any liability under Sections 10.2(i), (ii), (iii), (iv) or (vi) hereof unless and until the aggregate amount of Indemnifiable Damages attributable to Seller exceeds Twenty Thousand Dollars ($20,000), in which case Seller shall be liable for indemnification hereunder for the entire amount of the Indemnifiable Damages under Section 10.2(i), (ii), (iii), (iv), and (vi) hereof. Seller shall not have any liability under Sections 10.2(i), (ii), (iii), (iv) and (vi) hereof for Indemnifiable Damages attributable to Seller in excess of One Million Dollars ($1,000,000).

         10.6. PURCHASER'S INSURANCE. Purchaser shall not be entitled to Indemnifiable Damages to the extent such Indemnifiable Damages are payable from an insurance policy or policies of Purchaser which cover such Indemnification Claim; provided, however, that Purchaser has no obligation or other responsibility to obtain or maintain any insurance; provided further, that any and all increases in premiums (up to the amount of the Indemnification Claim) due under any such insurance policy or policies as a result of an Indemnification Claim being made or paid thereunder shall be included as Indemnifiable Damages to the extent such increase is evidenced by documentation reasonably acceptable to Seller; and provided further, that if any insurance company providing coverage to Purchaser contends that the provisions of this
Section 10.6 constitute an impermissible wavier of its rights of subrogation or otherwise adversely affects Purchaser's coverage under Purchaser's insurance policy, this Section 10.6 shall be deemed null and void.

         10.7. RIGHT TO CONTEST.

                  (a) If the Indemnified Party receives notice or has knowledge of any claim for which it believes the Indemnifying Party is obligated to provide indemnification, the Indemnified Party shall provide the Indemnifying Party with an Indemnification Claim within twenty (20) days of its receipt of same, but in no event later than ten (10) days prior to the date a responsive pleading with respect to such Indemnification Claim is due. The Indemnification Claim shall set forth a brief description of the facts giving rise to such a claim and the amount (or reasonable estimate) of the Indemnifiable Damages suffered or which may be suffered by the Indemnified Party. The Indemnified Party shall, at the expense of the Indemnifying Party, provide all information regarding the contest or defense of the claim and cooperate fully with the Indemnifying Party in the conduct of any such contest or defense. Before being required to make any payment pursuant to Sections 10.2 or 10.3 herein, the Indemnifying Party may, at its own expense, elect to undertake and control the defense of, and take all necessary steps properly to contest any claim in respect thereof involving third parties or to prosecute such claim to conclusion or settlement satisfactory to the Indemnified Party; provided, however, the Indemnifying Party shall have no obligation or liability under Sections 10.2 or
10.3 hereof for Indemnifiable Damages with respect to any Indemnification Claim in excess of any written settlement offer with respect to such Indemnification Claim which the Indemnified Party did not accept. If the Indemnifying Party makes the foregoing election, then the Indemnified Party shall have the right to participate, at its own expense, in all proceedings but shall not admit any liability, settle, compromise, pay or discharge the claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not make such election, it shall be obligated to pay the costs of defending or prosecuting such claim and shall be bound by whatever result is obtained by the Indemnified Party respecting such claim.

                  (b) Except as otherwise specifically provided herein, the remedies provided in this Agreement shall be the sole and exclusive remedies available to the parties hereto.

         10.8. DISTRIBUTION RESERVE. Seller agrees to maintain a reserve of cash or cash equivalents of at least One Million Dollars ($1,000,000) through the Survival Termination Date, and after the Survival Termination Date the amount sufficient to pay pending but unresolved Indemnification Claims.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon personal delivery, upon receipted delivery by overnight courier, charges prepaid or charged to the sender's account if delivery is confirmed by the delivery service, upon receipt of a confirmed transmission if by facsimile transmission, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, as follows (or at such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

         To Purchaser:        Digital Television Services of
                              Kentucky, LP
                              Building C-200
                              880 Holcomb Bridge Road
                              Roswell, Georgia  30076
                              Attention:  Douglas S. Holladay, Jr.

         with a copy to:      C. Mark Kelly, Esq.
                              Nelson Mullins Riley & Scarborough, L.L.P.
                              NationsBank Corporate Center, Suite 3350
                              100 North Tryon Street
                              Charlotte, North Carolina 28202

         To Seller:           Direct Programming Services Limited Partnership
                              3600 National City Tower
                              101 South 5th Street
                              Louisville, Kentucky 40202
                              Attn:  Steve Bing

         with a copy to:      Charles Fassler, Esq.
                              Greenebaum Doll & McDonald PLLC
                              3300 National City Tower
                              101 South 5th Street
                              Louisville, Kentucky 40202

         11.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.



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



         11.3. GOVERNING LAW. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Georgia, without regard to the choice of law provisions thereof.

         11.4. WAIVERS. No provisions of this Agreement may be waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or of the same right or remedy or a waiver on any future occasion.

         11.5. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         11.6. SECTION AND ARTICLE HEADING REFERENCES. The Section and Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns, if any, of the parties hereto. Except as otherwise expressly provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedy hereunder or by reason hereof. This Agreement may not be assigned by Purchaser (except to a party which, directly or indirectly is controlled by, controls or is under common control with, Purchaser) or Seller without the prior written consent of the other party.

         11.8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Disclosure Schedules and the Schedules attached hereto constitute the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior correspondence, conversations, agreements, arrangements, understandings and other writings, including the Term Sheet dated October 1, 1996 between Seller and Columbia DBS Management, LLC. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement. This Agreement may be amended or modified only by a written instrument signed by Purchaser and Seller.

         11.9. EXPENSES. Each of the parties hereto shall pay its own expenses incurred in connection with the negotiation and consummation of this Agreement, including the charges of its respective attorneys, accountants and other representatives. Purchaser shall pay up to Five Thousand Dollars ($5,000) of any transfer or similar fees due the NRTC and up to one hundred twenty percent (120%) of the NRTC's costs and expenses incurred to complete the transfer and assignment in connection with the transactions contemplated by this Agreement. Seller shall pay any transfer fees due the NRTC in excess of the amounts required to be paid by Purchaser pursuant to the immediately preceding sentence.

         11.10. KNOWLEDGE OF SELLER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to knowledge, Seller confirms that it has made


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or caused to be made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         11.11. FACSIMILE SIGNATURES. Facsimile signatures shall be considered original signatures for purposes of execution and enforcement of the rights delineated in this Agreement.

         11.12. SCHEDULES. The Schedules referred to in this Agreement are attached hereto, made a part hereof and incorporated herein by this reference.

         11.13. TERMINATION OF AGREEMENT.

         (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date by (i) the mutual written consent of Seller and Purchaser, (ii) either party upon written notice to the other party if the Closing has not occurred on or before the Termination Date, (iii) Seller, if Sections 7.3, 9.1, 9.2 or 9.5 have not been complied with or performed by Purchaser and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser on or before the tenth (10th) day following written notice thereof from Seller; provided that Seller has not defaulted in any material respect with respect to any of its obligations hereunder, or (iv) Purchaser, if the covenants and conditions set forth in Articles VII and VIII required to be complied with and performed by Seller have not been complied with or performed by Seller and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller on or before the tenth (10th) day following written notice thereof from Purchaser; provided that Purchaser shall not have defaulted in any material respect with respect to any of its obligations hereunder.

         (b) In the event of termination pursuant to this Section 11.13, written notice thereof shall be given to the other party and this Agreement shall terminate immediately. In the event of such termination pursuant to Section 11.13(a)(i) or (ii), no party hereto (or any of their respective directors, officers or partners) shall have any liability or further obligation to the other party to this Agreement.

         (c) In the event of termination pursuant to Section 11.13(a)(iii), Purchaser recognizes that Seller would be damaged, the extent to which is extremely difficult and impractical to ascertain. The parties, therefore, agree that if this Agreement is terminated pursuant to Section 11.13(a)(iii), Seller shall be entitled to the sum equal to the Escrow Deposit. The parties agree that this sum shall constitute liquidated damages and shall be in lieu of any and all other relief to which Seller might otherwise be entitled due to Purchaser's failure to consummate, or Purchaser's default under, this Agreement. In the event the Escrow Deposit is held by the Escrow Agent at the time Seller becomes entitled to the liquidated damages hereunder, the parties to the Escrow Agreement shall instruct the Escrow Agent to pay the Escrow Deposit to Seller.

         (d) In the event of termination pursuant to Section 11.13(a)(iv), Purchaser shall be entitled to recover from Seller all damages, losses, costs and expenses (including reasonable attorneys' fees) provided by law.



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



         11.14. POWER OF ATTORNEY. Seller hereby irrevocably appoints Purchaser, and all agents, officers, and employees designated by Purchaser, from and after the Closing Date, as its true and lawful attorney-in-fact and duly authorized agent to:

                  (i) open Seller's mail and endorse and collect any checks, notes, drafts or any other items payable to Seller from Subscribers or otherwise issued in connection with the Business, and deposit same to the account of Purchaser in any depository institution;

                  (ii) sign receipts and other papers necessary for the collection of any and all amounts due from Subscribers;

                  (iii) notify Subscribers that the accounts have been assigned to Purchaser; and

                  (iv) direct such Subscribers to make all payments due from them directly to Purchaser.

Purchaser shall furnish Seller with a copy of any notice issued pursuant to Sections 11.14(iii) or (iv) above and Seller hereby agrees that any such notice, in Purchaser's sole discretion, may be sent on Seller's stationary, in which event Seller shall, upon demand, co-sign such notice with Purchaser.

SELLER DOES HEREBY RATIFY AND CONFIRM ALL THINGS DONE BY PURCHASER WITHIN THE SCOPE OF THE AUTHORITY HEREIN GIVEN AS FULLY AND TO THE SAME EXTENT AS IF DONE BY SELLER PERSONALLY.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                      PURCHASER:

                      Digital Television Services of Kentucky, LP

                      By:  Columbia DBS Management, LLC
                           Its: General Partner

                           By:
                                ----------------------------------
                                Douglas S. Holladay, Jr. President
                                and Manager


                      SELLER:

                      Direct Programming Services Limited Partnership

                      By: Direct Programming Services Associates, Ltd.
                          Its: General Partner

                          By:  Direct Programming Services, Inc.
                               Its: General Partner

                               By:
                                    ------------------------------


                                        Its:
                                             ---------------------






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